Exhibit 99.1

Legacy Reserves Announces Confirmation of Plan of Reorganization

Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (collectively, the “Company”) announced today that the U.S. Bankruptcy Court for the Southern District of Texas confirmed the Company’s Joint Chapter 11 Plan of Reorganization (the “Plan”).

Under the terms of the confirmed Plan, at emergence the Company will receive $256.3 million of new capital from backstopped equity commitments and a rights offering.

The consummation of the Plan is subject to the satisfaction or waiver of several conditions. The Company expects to emerge from chapter 11 within the next 30 days.

Court filings and information about the Company’s chapter 11 cases, including a copy of the Plan, can be found at a website maintained by the Company’s claim agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/legacyreserves, or by calling (866) 967-0495 (toll-free domestic) or (310) 751-2695 (international).

Perella Weinberg Partners and its affiliate, Tudor Pickering Holt & Co., is acting as financial advisor for the Company, Sidley Austin LLP is acting as legal advisor, and Alvarez & Marsal is acting as restructuring advisor. PJT Partners LP is acting as financial advisor for GSO Capital Partners LP, and Latham & Watkins LLP is acting as legal advisor. Houlihan Lokey is acting as financial advisor for the Ad Hoc Group of Senior Noteholders, and Davis Polk & Wardwell LLP is acting as legal advisor. RPA Advisors, LLC is acting as financial advisor to Wells Fargo Bank, as administrative agent for the RBL Lenders, and Orrick Herrington & Sutcliffe LLP is acting as legal advisor.

About Legacy Reserves Inc.

Legacy Reserves Inc. is an independent energy company engaged in the development, production and acquisition of oil and natural gas properties in the United States. Its current operations are focused on the horizontal development of unconventional plays in the Permian Basin and the cost-efficient management of shallow-decline oil and natural gas wells in the Permian Basin, East Texas, Rocky Mountain and Mid-Continent regions. Additional information regarding the Company is available at www.legacyreserves.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of the Company, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to consummate the Plan; the ability of the Company to consummate the Rights Offering and consummate the funding under the backstop commitment agreements; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the bankruptcy filing on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading “Risk Factors” in Legacy’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the Disclosure Statement filed with the Bankruptcy Court. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.